Exhibit (h)(iv)(B)

AMENDMENT TO EXHIBIT A

The undersigned hereby certifies that he is an authorized signer of the Direxion Shares ETF Trust (the “Trust”) and that the following funds are included under the Fund Accounting Agreement dated September 1, 2012, by and between the Trust and the Bank of New York Mellon.

Direxion Daily S&P 500 Bull 3X Shares

Direxion Daily S&P 500 Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily MSCI India Bull 2X Shares

Direxion Daily Latin America Bull 2X Shares

Direxion Daily Energy Bull 2X Shares

Direxion Daily Energy Bear 2X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares

Direxion Daily MSCI Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Index Bull 2X Shares

Direxion Daily Gold Miners Index Bear 2X Shares

Direxion Daily Russia Bull 2X Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily MSCI Brazil Bull 2X Shares

Direxion Daily Junior Gold Miners Index Bull 2X Shares

Direxion Daily Junior Gold Miners Index Bear 2X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily S&P 500® Bull 2X Shares

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily S&P 500 Bear 1X Shares

Direxion Daily CSI China Internet Index Bull 2X Shares

Direxion Auspice Broad Commodity Strategy ETF

Direxion BCS Fund, Ltd.

Direxion Daily MSCI Mexico Bull 3X Shares

Direxion Daily Utilities Bull 3X Shares

Direxion Daily Industrials Bull 3X Shares

Direxion Daily Transportation Bull 3X Shares

Direxion Daily Aerospace & Defense Bull 3X Shares

Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares

Direxion Russell 1000 Value Over Growth ETF

Direxion Russell 1000 Growth Over Value ETF

Direxion Daily S&P 500® High Beta Bull 3X Shares

Direxion Daily S&P 500® High Beta Bear 3X Shares

Direxion Daily Dow Jones Internet Bull 3X Shares

Direxion Daily Dow Jones Internet Bear 3X Shares

Direxion MSCI USA ESG - Leaders vs. Laggards ETF

Direxion S&P 500 High minus Low Quality ETF

Direxion Flight to Safety Strategy ETF

Direxion FTS Fund, Ltd.

Direxion Work From Home ETF

Direxion High Growth ETF

Direxion Fallen Knives ETF

Direxion Dynamic Hedge ETF

Direxion Connected Consumer ETF

Direxion Moonshot Innovators ETF

Direxion World Without Waste ETF

Direxion Daily Cloud Computing Bull 2X Shares

Direxion Daily Cloud Computing Bear 2X Shares

DIREXION SHARES ETF TRUST

By:	/s/ Jake R. Behan
Name: Jake R. Behan

THE BANK OF NEW YORK MELLON

By:	/s/ Elizabeth Stubenrauch
Name: Elizabeth Stubenrauch

Date: December 31, 2020